Exhibit 10.1

EXECUTION VERSION

AGREEMENT

This Agreement (the “Agreement”) is made and entered into as of June 23, 2014, by and among the persons and entities listed on Schedule A hereto (collectively, the “Icahn Group”, and individually a “member” of the Icahn Group) and Navistar International Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Icahn Group and the Company are party to that certain Settlement Agreement (the “Icahn Settlement Agreement”), effective as of October 5, 2012, by and among the persons and entities listed on Schedule A thereto and the Company, as amended on July 14, 2013. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Icahn Settlement Agreement.

NOW THEREFORE, in consideration of the premises and the covenants of the parties set forth in this agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby agree as follows:

1. The parties hereto hereby agree that the Ownership Limit, as defined in Section 2(c) of the Icahn Settlement Agreement, is deemed to have terminated with respect to the Icahn Group and each member thereof as of the date hereof. Other than as expressly described in this Agreement, the Icahn Settlement Agreement shall remain in full force and effect.

2. Notwithstanding the foregoing, the Icahn Group and each member thereof shall remain subject to any restrictions applicable to stockholders of the Company pursuant to the Rights Agreement (the “Rights Agreement”), dated June 19, 2012, by and among the Company and Computershare, Inc., as amended from time to time and most recently as of June 23, 2014.

3. The Company acknowledges that it will continue to be bound by the terms of the Icahn Settlement Agreement, including the requirements of Section 5(e) thereof with respect to (i) any amendment, modification or supplement to the Rights Agreement and (ii) the adoption of a New Rights Plan; provided, however, that the Company agrees that notwithstanding the provisions of Section 5(e) of the Icahn Settlement Agreement, it will not extend the expiration date of the Rights Agreement unless such extension is approved by a majority of the Board, which majority shall include (x) at least one Icahn Nominee and (y) provided that an Other Shareholder Nominee is a member of the Board, at least one Other Shareholder Nominee.

4. Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

5. No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

6. Entire Agreement. The Agreement and the Icahn Settlement Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

7. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:	Navistar International Corporation
2701 Navistar Drive
Lisle, Illinois 60532
	Facsimile:	(331) 332-2261
	Email:	curt.kramer@navistar.com
	Attention:	Curt Kramer

With a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
	Facsimile:	(212) 558-3588
	Email:	aquilaf@sullcrom.com
	Attention:	Francis J. Aquila

If to the Icahn Group:	Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
	Attention:	Keith Cozza
	Facsimile:	(212) 688-1158
	Email:	Kcozza@sfire.com

With a copy to (which shall not constitute notice):
Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
	Attention:	Keith Schaitkin
	Facsimile:	(212) 688-1158
	Email:	kls@sfire.com

8. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

9. Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

10. Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

11. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ Curt A. Kramer
	Name:	Curt A. Kramer
	Title:	Corporate Secretary

[Signature Page to Side Letter Agreement]

ICAHN PARTNERS MASTER FUND LP ICAHN OFFSHORE LP ICAHN PARTNERS LP ICAHN ONSHORE LP BECKTON CORP. HOPPER INVESTMENTS LLC BARBERRY CORP. HIGH RIVER LIMITED PARTNERSHIP
By:	Hopper Investments LLC, general partner
By:	Barberry Corp., its sole member

By:	/s/ Edward E. Mattner
Name:	Edward E. Mattner
Title:	Authorized Signatory

ICAHN CAPITAL LP
By:	IPH GP LLC, its general partner
By:	Icahn Enterprises Holdings L.P., its sole member
By:	Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By:	Icahn Enterprises Holdings L.P., its sole member
By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:	/s/ SungHwan Cho
Name:	SungHwan Cho
Title:	Chief Financial Officer

/s/ Carl C. Icahn
Carl C. Icahn

[Signature Page to Side Letter Agreement]

SCHEDULE A

Barberry Corp.

Beckton Corp.

Carl C. Icahn

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

IPH GP LLC

High River Limited Partnership

Hopper Investments LLC